                                                                    Exhibit 12.1


                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)



                                                    SIX MONTHS ENDED                  FISCAL YEARS ENDED NOVEMBER 30,
                                                 ----------------------    --------------------------------------------------------
                                                  MAY 31,      MAY 31,
                                                   2000         1999          1999         1998       1997         1996      1995
                                                 ---------     --------    ---------     -------     -------     -------    -------
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations ...    $  96,151     111,493       285,477     240,114      85,727      84,429     53,310
Adjustments to pre-tax income from continuing
   operations:
Fixed charges ...............................       47,830      34,883        73,020      63,792      63,483      49,100     37,400
Interest capitalized ........................      (37,937)    (26,518)      (54,792)    (45,930)    (32,600)    (23,200)   (22,800)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less owned
   entities .................................        1,884       1,280        (8,197)      1,050          15          50         --
Previously capitalized interest amortized ...       29,728      21,013        49,011      43,216      25,600      20,500     17,800
                                                 ---------     --------    ---------     -------     -------     -------    -------
"Earnings" ..................................    $ 137,656     142,151       344,519     302,242     142,225     130,879     85,710
                                                 =========     ========    =========     =======     =======     =======    =======
FIXED CHARGES:
Interest incurred ...........................    $  43,288      31,185        64,908      59,043      63,483      49,100     37,400
Interest component of rent expense(1) .......        4,542       3,698         8,112       4,749          --          --         --
                                                 ---------     --------    ---------     -------     -------     -------    -------
"Fixed Charges" .............................    $  47,830      34,883        73,020      63,792      63,483      49,100     37,400
                                                 =========     ========    =========     =======     =======     =======    =======

EARNINGS TO FIXED CHARGES INCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES .....          2.9         4.1           4.7         4.7         2.2         2.7        2.3

------------------
(1) The interest component of rent expense was not material prior to 1998.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)



                                                    SIX MONTHS ENDED                    FISCAL YEARS ENDED NOVEMBER 30,
                                                 ----------------------   ---------------------------------------------------------

                                                  MAY 31,      MAY 31,
                                                   2000         1999         1999         1998       1997         1996       1995
                                                 ---------     --------   ---------     -------     --------    --------   --------
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations ...    $ 96,151      111,493     285,477      240,114      85,727       84,429     53,310
Adjustments to pre-tax income from
   continuing operations:
Fixed charges ...............................      46,962       33,650      70,789       60,541      58,969       43,900     30,300
Interest capitalized ........................     (37,937)     (26,518)    (54,792)     (45,930)    (32,600)     (23,200)   (22,800)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities ...........................       1,884        1,280      (8,197)       1,050          15           50         --
Previously capitalized interest amortized ...      29,728       21,013      49,011       43,216      25,600       20,500     17,800
                                                 ---------     --------   ---------     -------     --------    --------   --------
"Earnings" ..................................    $136,788      140,918     342,288      298,991     137,711      125,679     78,610
                                                 =========     ========   =========     =======     ========    ========   ========
FIXED CHARGES:
Interest incurred (excluding limited-purpose
   finance subsidiaries).....................    $ 42,420       29,952      62,677       55,792      58,969       43,900     30,300
Interest component of rent expense(1) .......       4,542        3,698       8,112        4,749          --           --         --
                                                 ---------     --------   ---------     -------     --------    --------   --------
"Fixed Charges" .............................    $ 46,962       33,650      70,789       60,541      58,969       43,900     30,300
                                                 =========     ========   =========     =======     ========    ========   ========
EARNINGS TO FIXED CHARGES EXCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES .....         2.9          4.2         4.8          4.9         2.3          2.9        2.6

---------------------
(1) The interest component of rent expense was not material prior to 1998.